UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 17, 2008

________________________________________________________

AVISTAR COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-31121	88-0383089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 1875 S. Grant Street, 10th Floor
San Mateo, California 94402
(Address of principal executive offices, including zip code)

(650) 525-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	– Compensatory Arrangements of Certain Officers.

On April 16, 2008, the Compensation Committee of the Board of Directors of Avistar Communications Corporation (“Avistar”) approved the following 2008 bonus structure for Simon Moss, its Chief Executive Officer:

Target bonus for 2008 was established as $200,000, payable in quarterly installments based on the achievement of certain financial performance targets.

    Mr. Moss will also be eligible to participate in a broad-based discretionary bonus pool that will be available to all employees of Avistar upon achievement of certain adusted EBIDTA and cash balance targets as of December 31, 2008.

While the performance targets set by the Board have not been fully met at this time, on October 17, 2008, the Board elected to grant Mr. Moss a bonus of $50,000 in recognition of his contributions for the year to date.

The Board has determined that if the approved bonus plan parameters are met prior to year end, this payment will be deducted from any bonus that is subsequently earned.  In any case, Mr. Moss will receive no less than $50,000 in total bonus payments for 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

By:	/s/ Robert J. Habig
Robert J. Habig Chief Financial Officer

Date:  October 23, 2008